      As filed with the Securities and Exchange Commission on May 11, 2000
                                                      Registration No. 333-35696

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                                       ON
                                   FORM S-3/A

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                        BINDVIEW DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                         -----------------------------

                               Texas                                                    76-0306721
   (State or other jurisdiction of incorporation or organization)          (I.R.S. Employer Identification No.)

                          5151 San Felipe, 22nd Floor
                              Houston, Texas 7056
                                  713/561-4000
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                   D.C. Toedt
                                General Counsel
                        BindView Development Corporation
                          5151 San Felipe, 22nd Floor
                              Houston, Texas 77056
                                  713/561-4000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                    Copy to:
                              Robert F. Gray, Jr.
                          Fulbright & Jaworski L.L.P.
                           1301 McKinney, Suite 5100
                            Houston, Texas 77010-3095
                                 (713) 651-5151

   Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities At, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for he same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





================================================================================

PROSPECTUS


                                4,185,998 SHARES


                        BINDVIEW DEVELOPMENT CORPORATION


                                  COMMON STOCK


     The common stock of BindView Development Corporation is included in the Nasdaq National Market under the symbol "BVEW".

     The shareholders named in this Prospectus under the heading "Selling Shareholders" are offering all of the shares of common stock offered hereby. We will not receive proceeds from the sale of these shares but will bear certain of the expenses incident to the offering and sale of the shares.

     The selling shareholders may sell these shares from time to time in the over-the-counter market, on any stock exchange on which the common stock may be listed at the time of sale, in private transactions or pursuant to underwriting agreements at prices related to prices then prevailing involving payment of customary commissions or discounts. See "Plan of Distribution".

     The Common Stock offered by this prospectus involves a high degree of risk. See "Risk factors" beginning on page 3 for a discussion of certain matters that you should consider before purchasing our common stock.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.






     May 11, 2000






                                    CONTENTS
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                                                                      Page
                                                                      ----
PROSPECTUS SUMMARY......................................................2
RISK FACTORS............................................................3
PROCEEDS................................................................8
SELLING SHAREHOLDERS....................................................8
PLAN OF DISTRIBUTION...................................................10
LEGAL MATTERS..........................................................10
EXPERTS................................................................10
WHERE YOU CAN FIND MORE INFORMATION....................................11
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......................11


     We have not authorized any selling shareholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus. You should not rely on any information or representations that are not in this prospectus or in the documents we incorporate into this prospectus.

     This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.

     Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

                               PROSPECTUS SUMMARY


                                  OUR COMPANY

     BindView Development Corporation develops, markets and supports a suite of IT Risk Management solutions that manage the safety, integrity and availability of complex networks operating on Microsoft Windows NT and Novell NetWare environments. BindView solutions reduce the overall risk and Total Cost of Ownership of an enterprise's business and e-business infrastructure. Our primary product line, the BindView EMS software, provides software solutions for systems administration, security management and enterprise inventory of local area network ("LAN") assets. The BindView EMS software can be used by network administrators, security auditors and other information technology ("IT") personnel to proactively identify, diagnose and, in many cases, fix a wide range of systems management problems, allowing organizations to reduce the Total Cost of Ownership of enterprise computing before it negatively impacts the business or e-business infrastructure. As a result of the acquisition of Entevo Corporation in February 2000, BindView enhances its offering by providing a complete administration suite for managing multiple Network Operating Systems (NOS) and Enterprise Directories that form the backbone of the evolving e-business infrastructure.

     Our principal executive offices are located at 5151 San Felipe, 22nd Floor, Houston, Texas 77056, and our telephone number is 713/561-4000.





                                  THE OFFERING


Securities offered......................................     4,185,998 shares of common stock.

Proceeds................................................     We will not receive any proceeds from the sale of the
                                                             shares.

Nasdaq symbol...........................................     The shares of Common Stock are included in the Nasdaq
                                                             National Market under the symbol "BVEW".





                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. For a discussion of certain matters that should be considered by prospective purchasers of our common stock offered hereby, see "Risk Factors" on page 3.

                                  RISK FACTORS

     An investment in the Common Stock offered by this Prospectus involves a high degree of risk. Accordingly, you should consider carefully the following risk factors, in addition to the other information concerning BindView and its business contained in and incorporated into this Prospectus, before purchasing Shares. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Actual results could differ materially from the projections included in such statements. Factors that could cause or contribute to such differences include those discussed below and elsewhere in this Prospectus.

OUR QUARTERLY AND ANNUAL REVENUES, EXPENSES AND OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

     Significant fluctuations in our revenues, expenses and operating results may result from a number of factors, including:

o    demand for our products;

o    size and timing of significant orders and their fulfillment;

o    our ability to develop and upgrade our technology;

o    changes in our level of operating expenses;

o    our ability to compete in a highly competitive market;

o    undetected software errors and other product quality problems;

o changes in our sales incentive plans and staffing of sales territories; and

o changes in the mix of domestic and international revenues and the level of international expansion.

     Generally, we do not operate with a backlog because we ship our products and recognize revenue shortly after orders are received. The Company recognizes revenue in accordance with the Statement of Position No. 97-2 "Software Revenue Recognition" (SOP 97-2) and Statement of Position No. 98-9 "Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions" (SOP 98-9), as applicable. As the Company's sales transactions and product mix becomes more complex, revenue recognition under SOP 97-2 or SOP 98-9 could require the Company to defer a significant portion of the total contract and recognize this deferred revenue in future periods.

     Orders booked throughout a quarter may substantially impact product revenues in that quarter. Our sales also fluctuate throughout the quarter as a result of customer buying patterns. We base our expenses to a significant extent on our expectations of future revenues. Most of our expenses are fixed in the short term, and we may not be able to reduce spending quickly if our revenues are lower than we had projected. If our revenue levels do not meet our projections, we expect our operating results to be adversely and disproportionately affected.

     Our quarterly operating results also are subject to certain seasonal fluctuations. Year-end customer buying patterns and compensation policies based on annual revenue quotas have caused our revenues to be strongest in the fourth quarter of the year and to decrease in the first quarter of the following year. In future periods, we expect that these seasonal trends may cause first quarter revenues to be significantly lower than the level achieved in the preceding fourth quarter. However, first quarter revenues in any given fiscal year are not necessarily indicative of, and should not be used as a basis for prediction of, higher revenues in any future quarter.

     Before January 1, 1998, we provided telephone support free of charge and sold product upgrades separately or through subscription contracts. We now require our customers to purchase a subscription to receive product upgrades and technical support. Unlike software license revenues, which we generally recognize upon shipment of the product, we recognize subscription contract revenues ratably over the life of the contract term. As a result, if we derive a larger percentage of our revenues from subscription contracts, we will experience an increase in deferred revenue that is likely to decrease our operating margins. Decreased operating margins may materially adversely affect our, operating results and financial condition.

     We believe quarter-to-quarter comparisons of our revenues, expenses and results of operations are not necessarily meaningful. You should not rely on our quarterly revenues, expenses and results of operations to predict our future performance.

WE HAVE A LIMITED OPERATING HISTORY.

     We have a limited operating history based on our primary products. An investor in our Company must consider the risks and uncertainties frequently encountered by software companies in the early stages of development, particularly those faced by companies in the highly competitive and rapidly evolving systems management software market. To compete in this market, we believe that we must devote substantial resources to expanding our sales and marketing organization and to continue product development. As a result, we will need to recognize significant quarterly revenues to remain profitable. Our revenues have increased in recent years, and revenues for recent quarters have exceeded revenues for the same quarter for the prior year. However, we cannot be certain that we can sustain these growth rates or that we will remain profitable on a quarterly or annual basis in the future.

OUR MARKETS ARE HIGHLY COMPETITIVE.

     We face competition from different sources. Currently, our products compete with products from the following organizations:


o providers of security analysis and audit products, such as Axent Technologies, Inc., ODS Networks, Inc., ISS Group, Inc. and Network Associates Inc.;


o providers of stand-alone inventory and asset management products, such as Tally Systems Corp.;

o providers of LAN desktop management suites, such as Intel Corporation, Hewlett-Packard Company and Microsoft Corporation;

o providers of event notification and response technology, such as Attention Software, Inc.;

o providers of Windows NT management and migration tools, such as Mission Critical Software, FastLane Technologies Inc., and NetIQ Corporation;

o certain management features included in our products compete with the native tools from Novell, Inc. and third-party tools from certain vendors, such as Computer Associates, Inc. and other companies;

o providers of enterprise resource planning application add-ons for SAP security administration and vulnerability assessment, such as BMC Software, Insite Objects, Inc. and Envive Corp.; and

o providers of network security scanning technology, such as Network Associates, ISS Group, Inc. and Axent Technologies.

     We expect competition in the network management software market to increase significantly as new companies enter the market and current competitors expand their product lines and services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

o greater resources that can be devoted to the development, promotion and sale of their products;

o    more established sales channels;

o    greater software development experience; and

o    greater name recognition.

     We also believe that operating system software vendors, particularly Microsoft and Novell, could enhance their products to include functionality that we currently provide in our products. If these vendors include our software functionality as standard features of their operating system software, our products could become obsolete. Even if the functionality of the standard software features of these vendors is more limited than ours, there is a substantial risk that a significant number of customers would elect to keep this limited functionality rather than purchase additional software.

     To be competitive, we must respond promptly and effectively to the challenges of technological change, evolving standards and our competitors' innovations by continuing to enhance our products, services and sales channels. In addition, we have and may continue to bundle and offer discounts to our customers. Bundling or discounting our products may result in reduced operating margins, reduced profitability and increase the complexity of revenue recognition. Any pricing pressures, reduced margins or loss of market share resulting from our failure to compete effectively could materially adversely affect our business.

OUR PRODUCTS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE.

     The market for our products is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. Our products could be rendered obsolete if new products based on new technologies are introduced or new industry standards emerge. We rely heavily on our relationships with Microsoft and Novell and attempt to coordinate our product offerings with the future releases of their operating systems. These companies may not notify us of feature enhancements prior to new releases of their operating systems in the future. In that case, we may not be able to introduce products on a timely basis that capitalize on new operating system releases and feature enhancements.

CLIENT/SERVER COMPUTING ENVIRONMENTS ARE INHERENTLY COMPLEX.

     As a result, we cannot accurately estimate our software product life cycles. New products and product enhancements can require long development and testing periods, which depend significantly on our ability to hire and retain increasingly scarce and technically competent personnel. Significant delays in new product releases or significant problems in installing or implementing new product releases could seriously damage our business. We have, on occasion, experienced delays in the scheduled introduction of new and enhanced products and cannot be certain that such delays will not occur again.

     Our future success will depend, in part, upon our ability to enhance existing products, develop and introduce new products, satisfy customer requirements and achieve market acceptance. We cannot be certain that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner. Further, the products, capabilities or technologies developed by others may render our products or technologies obsolete or shorten their life cycles.

WE ARE DEPENDENT UPON CONTINUED GROWTH OF THE MARKET FOR WINDOWS NT AND NOVELL NETWARE OPERATING SYSTEMS.

     We depend upon the success of Microsoft's Windows NT and Novell's NetWare operating systems. In particular, market acceptance of our products depends on the increasing complexity of these operating systems and the lack of effective tools to simplify system administration and security management for these environments. Although demand for Windows NT and NetWare operating systems has grown in recent years, we cannot be certain that it will continue to grow. If the market does continue to grow, we cannot be certain that the market for our products will continue to develop or that our products will be widely accepted. If the markets for our products fail to develop or develop more slowly than we anticipate, our business could be materially adversely affected.

     The percentages of our revenues attributable to software licenses for particular operating system platforms can change from time to time. A number of factors outside our control can cause these changes, including changing market acceptance and penetration of the various operating system platforms which we support and the relative mix of development and installation by value-added resellers ("VARs") of application software operating on such platforms.

WE DERIVE A MAJORITY OF OUR REVENUES FROM A FEW PRODUCTS.


     Majority of our revenues are from the sale of our NOSadmin and NETinventory products. We anticipate that these products, along with product additions as a result of the Curasoft, Netect and Entevo acquisitions, will account for majority or all of all of our revenues for the foreseeable future. Our future operating results will depend on continued market acceptance of NOSadmin and NETinventory, introduction of new products from the Curasoft,

Netect and Entevo acquisitions, enhancements to these products and the continued development of additional snap-in modules for our Enterprise Console product. Competition, technological change or other factors could reduce demand for, or market acceptance of any or all of our products and could substantially damage our business. Although we currently plan to broaden our product line, we cannot be certain that we will be able to reduce our product concentration or that we will be able to generate material revenues from products acquired as a result of the Curasoft, Netect and Entevo acquisitions.

OUR SALES CYCLE MAY LENGTHEN.

     We have sold our products to customer workgroups and corporate divisions. As a result, our sales cycle has ranged from three to six months. Recently, we have focused more of our selling effort on products for the customer's entire enterprise and have found that our sales cycle to enterprises has ranged from six to twelve months. The sales cycle to enterprises is typically longer for a number of reasons, including:

o the significant resources committed to an evaluation of network management software by an enterprise require us to expend substantial time, effort and money educating them on the value of our products and services; and

o decisions to license and deploy enterprise-wide software generally involve an evaluation of our software by a significant number of personnel of the enterprise in various functional and geographic areas, each often having specific and conflicting requirements.


     As a result, we cannot predict the timing and amount of specific sales. Our inability to complete one or more enterprise-wide sales in a particular quarter or calendar year could materially adversely affect our business and could cause our operating results to vary significantly from quarter to quarter. For more information, see "--Our Quarterly and Annual Revenues, Expenses and Operating Results May Fluctuate Significantly".


WE MUST MANAGE CHANGING OPERATIONS.

     We have expanded our operations rapidly in recent years. We intend to continue to expand in the foreseeable future to pursue existing and potential market opportunities. This rapid growth places a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems, procedures and controls on a timely basis. If we fail to implement and improve these systems, our business, operating results and financial condition will be materially adversely affected.

WE ARE DEPENDANT ON KEY PERSONNEL.

     Our success depends largely on the efforts of our executive officers, particularly Eric J. Pulaski, the President and Chief Technology Officer of BindView. We do not have an employment contract requiring Mr. Pulaski to continue his employment for any period of time. We do not maintain key man life insurance policies on any of our executive officers.

     We believe that our future success will depend in large part upon our ability to attract and retain highly skilled research and development, technical support and sales and marketing personnel. We face intense competition for qualified personnel, and we cannot be certain that we will successfully attract and retain additional qualified personnel in the future. The loss of the services of one or more of our key individuals or the failure to attract and retain additional qualified personnel could substantially damage our business.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH INTERNATIONAL SALES AND OPERATIONS.

     During 1999, 1998 and 1997, we derived approximately 17%, 10% and 13% of our revenues, respectively, from sales outside North America. We only recently opened direct telesales offices outside the United States. We have historically generated revenues outside North America through indirect channels, including VARs and other distributors. We are in the early stages of developing our indirect distribution channels in certain markets outside the United States. We cannot be certain that we will be able to attract third parties that will be able to market our products effectively or to provide timely and cost-effective customer support and service. Our reseller arrangements generally provide that resellers may carry competing product offerings. We cannot be certain that any distributor or reseller will continue to represent our products. The inability to recruit, or the loss of, important sales personnel, distributors or resellers could materially and adversely affect our business.

     As we expand our sales and support operations internationally, we anticipate that international revenues will grow as a percentage of our total revenues. To successfully expand international sales, we must:

o    establish additional international direct telesales offices;

o expand the management and support organizations for our international sales channel;

o    hire additional personnel;

o    customize our products for local markets;

o    recruit additional international resellers where appropriate; and

o    expand the use of our direct telesales model.

      If we are unable to generate increased sales through a direct telesales model, we will incur higher personnel costs without corresponding increases in revenue, resulting in lower operating margins for our international operations. In addition, employment policies vary among countries outside the United States, which may reduce our flexibility in managing headcount and, in turn, managing personnel-related expenses. If we do not address the risks associated with international sales in a cost-effective and timely manner, our international sales growth will be limited, operating margins could be reduced and our business could be materially adversely affected. However, even if we are able to successfully expand our international operations, we cannot be certain that we will be able to maintain or increase international market demand for our products.

WE HAVE LIMITED PROTECTION OF OUR PROPRIETARY TECHNOLOGY.

     Our success depends to a significant degree upon our software and other proprietary technology. The software industry has experienced widespread unauthorized reproduction of software products. We rely on a combination of trademark, trade secret, and copyright law and contractual restrictions to protect our technology. These legal protections provide only limited protection. The steps we have taken may deter competitors from misappropriating our proprietary information. However, we may not be able to detect unauthorized use or take appropriate steps to enforce our intellectual property rights. If we litigated to enforce our rights, litigation would be expensive, would divert management resources and may not be adequate to protect our business. We also could be subject to claims alleging infringement of third-party intellectual property rights. In addition, we may be required to indemnify our distribution partners and end-users for similar claims made against them. Any claims against us could require us to spend significant time and money in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to intellectual property that is the subject of the infringement claims. As a result, claims against us could materially adversely affect our business.

WE ARE SUBJECT TO RISKS ASSOCIATED WITH COMPLETED AND POTENTIAL ACQUISITIONS.

     We have made and may continue to make investments in complementary companies, technologies, services or products if we find appropriate opportunities. If we buy a company, we could have difficulty assimilating the personnel and operations of the acquired company. If we make other types of acquisitions, assimilating the technology, services or products into our operations could be difficult. Acquisitions can disrupt our ongoing business, distract management and other resources and make it difficult to maintain our standards, controls and procedures. We may not succeed in overcoming these risks or in any other problems we might encounter in connection with any future acquisitions. We may be required to incur debt or issue equity securities to pay for any future acquisitions. In addition, there can be no assurance that we will be able to successfully integrate our recent acquisitions of Curasoft, Netect and Entevo or that we will be able to integrate the products and technology we acquired into our sales model or product offerings.

WE MAY HAVE UNDETECTED SOFTWARE ERRORS.

     Our software products are complex and may contain certain undetected errors, particularly when first introduced or when new versions or enhancements are released. We have previously discovered software errors in certain of our new products after their introduction. We cannot be certain that, despite our testing, such errors will not be found in current versions, new versions or enhancements of our products after commencement of commercial shipments. Such undetected errors could result in adverse publicity, loss of revenues, delay in market acceptance or claims against us by customers, all of which could materially adversely affect our business.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

     Because our product design provides important network management services, we may receive significant liability claims. Our agreements with customers typically contain provisions intended to limit our exposure to liability claims. These limitations may not, however, preclude all potential claims. Liability claims could require us to spend significant time and money in litigation or to pay significant damages. As a result, any such claims, whether or not successful, could seriously damage our reputation and our business.

ANTI-TAKEOVER PROVISIONS IN OUR CHARTER MAY ADVERSELY AFFECT THE PRICE OF OUR STOCK.

     Incumbent management and our Board of Directors could use certain provisions of our certificate of incorporation to make it more difficult for a third party to acquire control of our company, even if the change in control might be beneficial to our shareholders. This could discourage potential takeover attempts and could adversely affect the market price of our common stock.

OUR STOCK PRICE IS VOLATILE.

     The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. In addition, the securities markets have experienced significant price and volume fluctuations. Investors may be unable to resell their shares of our common stock at or above the offering price. In the past, companies that have experienced volatility in the market price of their stock have been the object of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources.


                                    PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders pursuant to this prospectus.


                              SELLING SHAREHOLDERS

     All of the shares of common stock offered by this prospectus were issued in connection with our acquisition of Entevo Corporation, except for the 5,164 shares registered for sale by Imperial Bancorp, which shares are issuable on exercise of a warrant originally exercisable for shares of Entevo that we assumed in connection with that acquisition. We acquired Entevo on February 9, 2000, in a transaction accounted for as a pooling of interests. In connection with that acquisition, we undertook the obligation to file the registration statement of which this prospectus forms a part.

     The following table shows the names of the selling shareholders and the number of shares of our common stock that they may offer and sell under this prospectus. All of the selling shareholders were shareholders of Entevo before our acquisition of Entevo. The beneficial ownership shown below includes an aggregate of 413,960 shares of our common stock held in an escrow account. We may assert claims against this account until February 8, 2001 for matters related to the acquisition. For purposes of this table, we have assumed that all of the shares of our common stock held by the selling shareholders will be sold, and that the selling shareholders will not hold any shares after this offering.

SELLING SHAREHOLDER                                                   SHARES
-------------------                                                 ---------
Abhyankar, Anand                                                          162
Biddle, A.G. W.  III                                                    1,308
Bonsal, Frank                                                          18,510
Boulder Ventures III Annex, L.P.                                       17,094
Boulder Ventures III L.P.                                             281,220
Brownstein, Neill                                                       6,030
Charpentier, Pierre                                                       504
Chaudhary, Amit                                                           282
Ciabatoni, Linda                                                       20,872
DB Alex. Brown                                                         13,514
Draper International India L.P.                                       365,966
Faherty, Michael                                                        2,412
FBR Technology Venture Partners L.P.                                  243,712
Heiser, Jay G.                                                            352
Hudda, Aasheema                                                       162,798
Hudda, Amir                                                           304,494
Imperial Bancorp                                                        5,164
Jain, Leena                                                               188
Kulkarni, Shrirang                                                         92
Limaye, Abhijit                                                           312
Malloch, Theodore                                                       2,412
Mellon Ventures II, L.P.                                              254,420
Moody, Gibbs R.                                                         3,618
NEA Presidents Fund                                                     5,806
NEA Ventures 1998, L.P.                                                   646
New Enterprise Associates VII L.P.                                    459,408
Novak Biddle Venture Partners                                          64,488
Novak Biddle Venture Partners L.P.                                    304,580
Novak, Edmund R. Jr.                                                    1,308
Oak Investment Partners VII, L.P.                                     454,442
Oak VII Affiliates Fund, L.P.                                          11,414
Palsule, Mahendra                                                         292
Raste, Sunil                                                              122
Rice Raymond                                                            6,030
Rich, George                                                            6,450
S1 Corporation                                                         75,370
SAP America, Inc.                                                     275,366
Schlessinger, Jeffrey                                                   2,412
Smith, Michael L.                                                         240
Sule, Manjiri                                                             106
Symphony NB Investment, LLC                                            12,060
Malloch, Theodore                                                       1,206
The Greenfield Family Limited Partnership                               9,030
Van Wagoner Capital Management                                        433,994
Viswanath, Prashanth                                                  346,700
Walker, Michael                                                         4,908
WS Investment Company                                                   3,618
Zarou, Paul A.                                                            566
                                                                    ---------
    TOTAL                                                           4,185,998

                              PLAN OF DISTRIBUTION

     The shares of common stock offered pursuant to this prospectus are being offered for the account of the selling shareholders.


     The selling shareholders and their respective donees and transferees for no consideration may sell these shares from time to time in the over-the-counter market, on any stock exchange on which the common stock may be listed at the time of sale, in private transactions or pursuant to underwriting agreements at prices related to prices then prevailing involving payment of customary commissions or discounts.


     The shares of common stock offered hereby may be sold by any one or more of the following methods:

o a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o    purchases by a broker or dealer as principal;

o    ordinary brokerage transactions in which the broker solicits purchasers;
     and

o    privately negotiated transactions.


The selling shareholders and any broker-dealers that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with sales, and any profit on the sale of shares of common stock by it and any fees and commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions. The shares of common stock also may be sold pursuant to Rule 144 of the Securities Act to the extent such sales may be made in compliance with the requirements of Rule 144.

     At the time a particular offering of the common stock is made hereunder, to the extent required by law, a prospectus supplement will be distributed which will set forth the amount of common stock being offered and the terms of the offering, including the purchase price, the name or names of any dealers or agents, the purchase price paid for the common stock purchased from the selling shareholders and any items constituting compensation from the selling shareholders.


    On May 5, 2000, the last sales price of the common stock, as reported by The Nasdaq Stock Market was $8 7/16 per share.


                                 LEGAL MATTERS

     Our legal counsel, Fulbright & Jaworski L.L.P., Houston, Texas, has passed on certain legal matters with respect to the common stock.

                                    EXPERTS

     The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended
December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding BindView and our common stock, please see the registration statement and our filings with the SEC, which you may read without charge at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661, at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006 or through the Commission's Web site at http:\\www.sec.gov.

     We furnish holders of our common stock with annual reports containing financial statements audited by our independent auditors in accordance with generally accepted accounting principles following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934.

     Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following, which we have filed with the SEC are incorporated herein by reference:

o our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

o The description of Common Stock, no par value per share, contained in our Registration Statement on Form S-1 (Reg. No. 333-66941), originally filed with the Commission on November 6, 1998;

o our Current Report on Form 8-K dated February 9, 2000, filed with the Commission on February 23, 2000, as amended by Amendment No. 1 to Form 8-K on Form 8-K/A, filed with the Commission on April 21, 2000.

o our Current Report on Form 8-K dated April 3, 2000, filed with the Commission on April 5, 2000.

     All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus but before the termination of the offering by this prospectus shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents.

     We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to Investor Relations, BindView Development Corporation, 5151 San Felipe, 22nd Floor, Houston, Texas 77056, telephone number 713/561-4000.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

     We estimate the expenses of this offering to be:

Securities and Exchange Commission Registration Fee..................$  8,875
Nasdaq Listing Fees..................................................  17,500
Accounting Fees and Expenses.........................................  15,000
Legal Fees and Expenses..............................................  20,000
Miscellaneous........................................................   8,625
                                                                     --------
       TOTAL                                                         $ 70,000
                                                                     ========

     We are paying all of these expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act ("Article 2.02-1") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position. With respect to any proceeding arising from actions taken in his official capacity as a director or officer, he may be indemnified so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was in the corporation's best interests. In cases not concerning conduct in his official capacity as a director or officer, a director or officer may be indemnified as long as he reasonably believed that his conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a director or officer may be indemnified as long as he had no reasonable cause to believe his conduct was unlawful. The Registrant's Bylaws provide for indemnification of its present and former directors to the fullest extent provided by Article 2.02-1. The Registrant currently maintains directors' and officers' insurance to reimburse the Registrant in the event that indemnification of a director or officer is required.

     The Registrant's Bylaws further provide for indemnification of directors and officers against reasonable expenses incurred in connection with the defense of any such action, suit or proceeding in advance of the final disposition of the proceeding.

     The Registrant's Articles of Incorporation eliminate the liability of directors for monetary damages for an act or omission committed in the director's capacity as a director, except to the extent a director is found liable for (i) a breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     The Registrant's Articles of Incorporation further limit a director's liability if the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute is hereafter amended to authorize the further elimination or limitation of the liability of the directors of the Registrant. If such applicable statute does hereafter eliminate or limit a director's liability, then the liability of a director of the Registrant shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Registrant provided by the Articles of Incorporation.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


Exhibit No.    Description
-----------    -----------
4.1            Amended and Restated Articles of Incorporation of the
               Registrant (incorporated by reference to Exhibit 3.1 to the
               Registrant's Registration Statement on Form S-1 (Reg. No.
               333-52883), filed with the Commission on May 15, 1998).

4.2            Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-1 (Reg.
               No. 333-52883), filed with the Commission on May 15, 1998).

4.3            Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.2 to the Registrant's Registration Statement on Form
               S-1 (Reg. No. 333-52883), filed with the Commission on May 15,
               1998).

5.1*           Opinion of Fulbright & Jaworski L.L.P.

23.1           Consent of PricewaterhouseCoopers L.L.P., Independent
               Accountants.

23.2*          Consent of Fulbright & Jaworski L.L.P.

23.3           Consent of PricewaterhouseCoopers L.L.P., Independent
               Accountants.

24.1*          Powers of Attorney.
--------
* Previously filed


ITEM 17. UNDERTAKINGS.

     We hereby undertake:

o To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     o to include any prospectus required by section 10(a)(3) of the Act of 1933;

     o to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     o to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in the previous two clauses do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

o That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

o To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

o That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

o That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 11, 2000.


                                         BINDVIEW DEVELOPMENT CORPORATION


                                 By:        /s/ RICHARD P. GARDNER
                                      -------------------------------------
                                                RICHARD P. GARDNER
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER






     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2000.



                      SIGNATURE                                                  TITLE
                      ---------                                                  -----


                          *
-------------------------------------------------------               Chairman of the Board and
                   ERIC J. PULASKI                                     Chief Technology Officer

              /s/ RICHARD P. GARDNER
-------------------------------------------------------     Director, President, Chief Executive Officer
                  RICHARD P. GARDNER                                (principal executive officer)

                          *
-------------------------------------------------------   Director, Vice President and Chief Financial Officer
                 SCOTT R. PLANTOWSKY                         (principal financial and accounting officer)

                          *
-------------------------------------------------------                       Director
                    PETER L. BLOOM

                          *
-------------------------------------------------------                       Director
                 RICHARD A. HOSLEY II

                          *
-------------------------------------------------------                       Director
                    JOHN J. MOORES

                          *
-------------------------------------------------------                       Director
                 LEELAND D. PUTTERMAN


*By:            /s/ RICHARD P. GARDNER
    ---------------------------------------------------
                  Richard P. Gardner,
                   attorney-in-fact

                                 EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

4.1            Amended and Restated Articles of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.1 to the Registrant's
               Registration Statement on Form S-1 (Reg. No. 333-52883), filed with the Commission on May 15, 1998).

4.2            Bylaws of the Registrant (incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-1 (Reg.
               No. 333-52883), filed with the Commission on May 15, 1998).

4.3            Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.2 to the Registrant's Registration Statement on Form
               S-1 (Reg. No. 333-52883), filed with the Commission on May 15,
               1998).

5.1*           Opinion of Fulbright & Jaworski L.L.P.

23.1           Consent of PricewaterhouseCoopers L.L.P., Independent
               Accountants.

23.2*          Consent of Fulbright & Jaworski L.L.P.

23.3           Consent of PricewaterhouseCoopers L.L.P., Independent
               Accountants.

24.1*          Powers of Attorney.
--------
* Previously filed